Exhibit 5.1

October 23, 2018

The Progressive Corporation

6300 Wilson Mills Road

Mayfield Village, Ohio 44143

Ladies and Gentlemen:

We have acted as counsel to The Progressive Corporation, an Ohio corporation (the “Company”), in connection with a prospectus supplement, dated October 18, 2018 (the “Prospectus Supplement”), relating to the offer and sale by the Company of $550,000,000 aggregate principal amount of its 4.00% Senior Notes due 2029 (the “Senior Notes”) pursuant to the Underwriting Agreement, dated as of October 18, 2018 (the “Underwriting Agreement”), by and among the Company, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as Representatives of the several Underwriters named in Schedule I thereto. The Prospectus Supplement supplements a prospectus, dated September 13, 2018, contained in the Registration Statement on Form S-3 (Registration No. 333-227315) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes are to be issued pursuant to an Indenture, dated as of September 12, 2018 (the “Senior Note Indenture”) and as supplemented by a First Supplemental Indenture (the “Supplemental Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

In rendering this opinion, we have examined such records, agreements, documents, certificates and other statements of governmental officials and other instruments as we deemed necessary to render this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

The Senior Notes will be valid and binding obligations of the Company, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, when:

(a) The Registration Statement and any amendments thereto remain effective at the time of issuance of the Senior Notes;

(b) The Supplemental Indenture, in the form to be filed by the Company with the Commission, shall have been executed and delivered as provided in the Senior Note Indenture;

(c) The Senior Notes, in the form to be filed by the Company with the Commission, shall have been issued and sold against payment of the agreed consideration therefore as described in the Prospectus Supplement and in accordance with the terms and conditions of the Underwriting Agreement; and

(d) The Senior Notes shall have been duly executed and authenticated in accordance with the Senior Note Indenture and the Supplemental Indenture.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is limited to matters of United States federal law and the laws of the States of New York and Ohio, and we express no opinion herein as to the laws of any other jurisdiction. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws to the sale of the Senior Notes.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-3 relating to the Senior Notes and the reference to us under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Baker & Hostetler LLP